Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 4th Quarter 2019 Results
Denver, Colorado, February 10, 2020 — DaVita Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2019.
Fourth quarter 2019 highlights:

•	Consolidated revenues of $2.899 billion.

•	Operating income of $463 million or 16.0% operating margin.

•	Diluted earnings per share from continuing operations of $1.86.

•	Operating cash flow from continuing operations of $678 million and free cash flow from continuing operations of $415 million.

•	Repurchased 8,368,506 shares of our common stock at an average cost of $64.80 per share.

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$242	$160	$707	$624
Per share	$1.86	$0.96	$4.60	$3.62
Adjusted net income from continuing operations(1)	$242	$149	$830	$616
Per share adjusted(1)	$1.86	$0.90	$5.40	$3.57
Net income (loss)	$245	$(150)	$811	$159
Per share	$1.88	$(0.90)	$5.27	$0.92

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Operating income:	(dollars in millions)
Operating income	$463	$388	$1,643	$1,526
Adjusted operating income(1)	$463	$370	$1,768	$1,513

(1)	For the definitions of non-GAAP financial measures see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.

U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the fourth quarter of 2019 were 7,681,462, or an average of 96,744 treatments per day, representing a per day increase of 1.7% over the fourth quarter of 2018. Normalized non-acquired treatment growth in the fourth quarter of 2019 as compared to the fourth quarter of 2018 was 2.1%.

	Three months ended		Quarter change	Year ended		Annual change
	December 31, 2019	September 30, 2019		December 31, 2019	December 31, 2018
Per treatment metrics:
Revenue	$348.31	$349.41	$(1.10)	$349.02	$350.47	$(1.45)
Patient care costs	$237.44	$236.32	$1.12	$239.27	$247.32	$(8.05)
General and administrative	$27.27	$30.63	$(3.36)	$28.41	$28.40	$0.01
Primary drivers of the changes in the table above are as follows:
Revenue: The quarter change was primarily due to lower calcimimetics revenue. The annual change was primarily due to lower calcimimetics revenue and was also negatively impacted by additional Medicare bad debt revenue recognized in 2018, partially offset by an increase in Medicare rates.
Patient care costs: The quarter change was primarily due to higher direct center operating expenses and medical supply costs, partially offset by lower pharmaceutical costs. The annual change was primarily due to lower pharmaceutical costs, partially offset by higher benefit costs and direct center operating expenses.
General and administrative: The quarter change was primarily due to lower compensation expense. The annual change was primarily due to higher compensation expenses, partially offset by lower advocacy costs.
Certain items impacting the quarter and year:
Share repurchases: The following table summarizes repurchases of our common stock during the quarter and year ended December 31, 2019:

	Three months ended December 31, 2019			Year ended December 31, 2019
	Shares repurchased	Amount paid (in millions)	Paid per share	Shares repurchased	Amount paid (in millions)	Paid per share
Tender offer(1)	—	$—	$—	21,801,975	$1,234	$56.60
Open market repurchases	8,368,506	542	64.80	19,218,257	1,168	60.79
	8,368,506	$542	$64.80	41,020,232	$2,402	$58.57

(1)
The amount paid for shares repurchased associated with our modified "Dutch auction" tender offer during the year ended December 31, 2019 includes the clearing price of $56.50 per share plus related fees and expenses of approximately $2 million.

Subsequent to December 31, 2019 through February 7, 2020, we have repurchased 290,904 shares of our common stock for $22 million at an average cost of $74.92 per share. As of February 7, 2020, we have a total of $1.682 billion available for additional share repurchases under our current repurchase authorization. Although this share repurchase authorization does not have an expiration date, we remain subject to share repurchase limitations, including under the terms of our senior secured credit facilities and the indentures governing our senior notes.

Financial and operating metrics:

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Cash flow:	(dollars in millions)
Operating cash flow	$681	$389	$2,072	$1,772
Operating cash flow from continuing operations	$678	$307	$1,973	$1,481
Free cash flow from continuing operations (new definition)(1)	$415	$11	$1,127	$480

(1)	For the definitions of non-GAAP financial measures see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.

	Three months ended December 31, 2019	Year ended December 31, 2019
Effective income tax rate on:
Income from continuing operations	21.4%	23.4%
Income from continuing operations attributable to DaVita Inc.	25.2%	28.3%
Adjusted income from continuing operations attributable to DaVita Inc.(1)	25.2%	27.5%

(1)	For the definitions of non-GAAP financial measures see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 15.
Our effective tax rate for the fourth quarter and year ended December 31, 2019 benefited from a decrease in our estimated state tax rate.
Center activity: As of December 31, 2019, we provided dialysis services to a total of approximately 235,500 patients at 3,012 outpatient dialysis centers, of which 2,753 centers were located in the United States and 259 centers were located in ten countries outside of the United States. During the fourth quarter of 2019, we opened a total of 31 new dialysis centers and closed 14 dialysis centers in the United States. In addition, we opened three new dialysis centers and acquired seven dialysis centers outside of the United States during the fourth quarter of 2019.

Outlook:
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for diluted net income from continuing operations per share attributable to DaVita Inc., effective tax rate on income from continuing operations or free cash flow from continuing operations on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including foreign currency fluctuations, any of which may be significant. The guidance for effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	Current 2020 guidance		Prior 2020 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Revenue	$11,500	$11,700	—	—
Operating income margin	13.0%	14.0%	—	—
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.0%	29.5%	—	—
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$5.75	$6.25	$5.25	$5.75
Capital expenditures from continuing operations	$700	$750	$700	$750
Free cash flow from continuing operations	$600	$800	—	—
We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2019, on February 10, 2020, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “we are confident that,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based solely on information available to us on the date of this release. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for future periods and the assumptions underlying any such projections.
Our actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation; the extent to which such developments result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans, or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation and ballot, executive action or other initiatives, including such initiatives related to healthcare and/or labor matters;

•
the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•	legal and compliance risks, such as our continued compliance with complex government regulations;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
uncertainties related to potential payments and/or adjustments under certain provisions of the equity purchase agreement for the sale of our DaVita Medical Group business, such as post-closing adjustments and indemnification obligations;

•
noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•
the variability of our cash flows; the risk that we may not be able to generate sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets;

•
uncertainties related to our use of the proceeds from the DaVita Medical Group sale transaction and other available funds, including external financing and cash flow from operations, which may be or have been used in ways that we cannot assure will improve our results of operations or enhance the value of our common stock; and

•
uncertainties associated with the other risk factors set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and the other risks and uncertainties discussed in any subsequent reports that we file or furnish with SEC from time to time.

The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

DAVITA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Dialysis patient service revenues	$2,768,035	$2,729,803	$10,918,421	$10,709,981
Provision for uncollectible accounts	(2,026)	(13,749)	(21,715)	(49,587)
Net dialysis patient service revenues	2,766,009	2,716,054	10,896,706	10,660,394
Other revenues	132,575	105,070	491,773	744,457
Total revenues	2,898,584	2,821,124	11,388,479	11,404,851
Operating expenses and charges:
Patient care costs	2,000,625	2,027,069	7,914,485	8,195,513
General and administrative	278,425	268,532	1,103,312	1,135,454
Depreciation and amortization	158,467	155,157	615,152	591,035
Provision for uncollectible accounts	—	—	—	(7,300)
Equity investment (income) loss	(1,521)	10,610	(12,679)	4,484
Investment and other asset impairments	—	—	—	17,338
Goodwill impairment charges	—	—	124,892	3,106
Gain on changes in ownership interest, net	—	(28,152)	—	(60,603)
Total operating expenses and charges	2,435,996	2,433,216	9,745,162	9,879,027
Operating income	462,588	387,908	1,643,317	1,525,824
Debt expense	(92,050)	(128,300)	(443,824)	(487,435)
Debt prepayment, refinancing and redemption charges	—	—	(33,402)	—
Other income (loss), net	11,485	(494)	29,348	10,089
Income from continuing operations before income taxes	382,023	259,114	1,195,439	1,048,478
Income tax expense	81,690	51,748	279,628	258,400
Net income from continuing operations	300,333	207,366	915,811	790,078
Net income (loss) from discontinued operations, net of tax	2,629	(309,209)	105,483	(457,038)
Net income (loss)	302,962	(101,843)	1,021,294	333,040
Less: Net income attributable to noncontrolling interests	(58,091)	(47,929)	(210,313)	(173,646)
Net income (loss) attributable to DaVita Inc.	$244,871	$(149,772)	$810,981	$159,394
Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$1.87	$0.97	$4.61	$3.66
Basic net income (loss) per share	$1.89	$(0.90)	$5.29	$0.93
Diluted net income from continuing operations per share	$1.86	$0.96	$4.60	$3.62
Diluted net income (loss) per share	$1.88	$(0.90)	$5.27	$0.92
Weighted average shares for earnings per share:
Basic	129,446,558	165,984,925	153,180,908	170,785,999
Diluted	130,504,514	166,477,914	153,812,064	172,364,581
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$242,242	$160,332	$706,832	$624,321
Net income (loss) from discontinued operations	2,629	(310,104)	104,149	(464,927)
Net income (loss) attributable to DaVita Inc.	$244,871	$(149,772)	$810,981	$159,394

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net income (loss)	$302,962	$(101,843)	$1,021,294	$333,040
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on interest rate cap agreements:
Unrealized gains (losses)	2,822	(953)	1,151	(133)
Reclassifications into net income (loss)	1,595	1,606	6,377	6,286
Unrealized gains (losses) on foreign currency translation:
Foreign currency translation adjustments	25,688	(6,469)	(20,102)	(45,944)
Other comprehensive income (loss)	30,105	(5,816)	(12,574)	(39,791)
Total comprehensive income (loss)	333,067	(107,659)	1,008,720	293,249
Less: Comprehensive income attributable to noncontrolling interests	(58,091)	(47,929)	(210,313)	(173,646)
Comprehensive income (loss) attributable to DaVita Inc.	$274,976	$(155,588)	$798,407	$119,603

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Year ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$1,021,294	$333,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	615,152	591,035
Impairment charges	124,892	61,981
Valuation adjustment on disposal group	—	316,840
Debt prepayment, refinancing and redemption charges	33,402	—
Stock-based compensation expense	67,850	73,061
Deferred income taxes	41,723	273,660
Equity investment income, net	8,582	26,449
Gain (loss) on sales of business interests, net	23,022	(85,699)
Other non-cash charges, net	49,579	82,374
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(79,957)	(81,176)
Inventories	10,158	73,505
Other receivables and other current assets	2,790	236,995
Other long-term assets	6,965	3,497
Accounts payable	(84,539)	(35,959)
Accrued compensation and benefits	(14,697)	84,165
Other current liabilities	181,940	(157,462)
Income taxes	95,645	(23,635)
Other long-term liabilities	(31,446)	(1,031)
Net cash provided by operating activities	2,072,355	1,771,640
Cash flows from investing activities:
Additions of property and equipment	(766,546)	(987,138)
Acquisitions	(100,861)	(183,156)
Proceeds from asset and business sales	3,877,392	150,205
Purchase of other debt and equity investments	(5,458)	(8,448)
Purchase of investments held-to-maturity	(101,462)	(5,963)
Proceeds from sale of other debt and equity investments	3,676	9,526
Proceeds from investments held-to-maturity	95,376	34,862
Purchase of equity investments	(9,366)	(19,177)
Distributions received on equity investments	2,589	3,646
Net cash provided by (used in) investing activities	2,995,340	(1,005,643)
Cash flows from financing activities:
Borrowings	38,525,850	59,934,750
Payments on long-term debt and other financing costs	(40,606,041)	(59,239,973)
Purchase of treasury stock	(2,383,816)	(1,161,511)
Distributions to noncontrolling interests	(233,123)	(196,441)
Stock award exercises and other share issuances, net	11,382	13,577
Contributions from noncontrolling interests	57,317	52,311
Proceeds from sales of additional noncontrolling interest	—	15
Purchases of noncontrolling interests	(68,019)	(28,082)
Net cash used in financing activities	(4,696,450)	(625,354)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,760)	(3,350)
Net increase in cash, cash equivalents and restricted cash	369,485	137,293
Less: Net (decrease) increase in cash, cash equivalents and restricted cash from discontinued operations	(423,813)	240,793
Net increase (decrease) in cash, cash equivalents and restricted cash from continuing operations	793,298	(103,500)
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	415,420	518,920
Cash, cash equivalents and restricted cash of continuing operations at end of the year	$1,208,718	$415,420

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$1,102,372	$323,038
Restricted cash and equivalents	106,346	92,382
Short-term investments	11,572	2,935
Accounts receivable, net	1,795,598	1,858,608
Inventories	97,949	107,381
Other receivables	489,695	469,796
Prepaid and other current assets	66,866	111,840
Income tax receivable	19,772	68,614
Current assets held for sale, net	—	5,389,565
Total current assets	3,690,170	8,424,159
Property and equipment, net	3,473,384	3,393,669
Operating lease right-of-use assets	2,830,047	—
Intangible assets, net	135,684	118,846
Equity method and other investments	241,983	224,611
Long-term investments	36,519	35,424
Other long-term assets	115,972	71,583
Goodwill	6,787,635	6,841,960
	$17,311,394	$19,110,252
LIABILITIES AND EQUITY
Accounts payable	$403,840	$463,270
Other liabilities	756,174	595,850
Accrued compensation and benefits	695,052	658,913
Current portion of operating lease liabilities	343,912	—
Current portion of long-term debt	130,708	1,929,369
Income tax payable	42,412	—
Current liabilities held for sale	—	1,243,759
Total current liabilities	2,372,098	4,891,161
Long-term operating lease liabilities	2,723,800	—
Long-term debt	7,977,526	8,172,847
Other long-term liabilities	160,809	450,669
Deferred income taxes	577,543	562,536
Total liabilities	13,811,776	14,077,213
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,180,376	1,124,641
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000,000 shares authorized; 125,842,853 and 166,387,307 shares issued and outstanding, respectively)	126	166
Additional paid-in capital	749,043	995,006
Retained earnings	1,431,738	2,743,194
Accumulated other comprehensive loss	(47,498)	(34,924)
Total DaVita Inc. shareholders' equity	2,133,409	3,703,442
Noncontrolling interests not subject to put provisions	185,833	204,956
Total equity	2,319,242	3,908,398
	$17,311,394	$19,110,252

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2019
	December 31, 2019	September 30, 2019	December 31, 2018
1. Consolidated business metrics:
Operating income margin	16.0%	13.0%	13.8%	14.4%
Adjusted operating income margin excluding certain items(1)(5)	16.0%	15.9%	13.1%	15.5%
General and administrative expenses as a percent of consolidated revenues(2)	9.6%	10.3%	9.5%	9.7%
Effective income tax rate on income from continuing operations	21.4%	23.8%	20.0%	23.4%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	25.2%	30.3%	24.3%	28.3%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	25.2%	27.6%	23.1%	27.5%

2. Summary of financial results:
Revenues:
U.S. net dialysis patient services and other	$2,687	$2,691	$2,633	$10,563
Other—Ancillary services
U.S. other	122	118	100	464
International net dialysis patient service and other	132	131	124	508
	255	248	224	972
Eliminations	(43)	(36)	(35)	(146)
Total consolidated revenues	$2,899	$2,904	$2,821	$11,388
Operating income (loss):
U.S. dialysis	$508	$501	$437	$1,925
Other—Ancillary services
U.S.	(21)	(15)	(19)	(66)
International	2	(83)	(10)	(123)
	(19)	(98)	(29)	(189)
Corporate administrative support expenses	(27)	(25)	(20)	(92)
Total consolidated operating income	$463	$378	$388	$1,643

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2019
	December 31, 2019	September 30, 2019	December 31, 2018
3. Summary of reportable segment financial results:

U.S. dialysis
Revenue:
Net dialysis patient service revenues	$2,676	$2,681	$2,628	$10,531
Other revenues	11	10	5	32
Total operating revenues	2,687	2,691	2,633	10,563
Operating expenses:
Patient care costs	1,824	1,813	1,872	7,219
General and administrative	209	235	210	857
Depreciation and amortization	150	148	147	583
Equity investment income	(5)	(5)	(5)	(22)
Gain on changes in ownership interests, net	—	—	(28)	—
Total operating expenses	2,179	2,191	2,196	8,638
Segment operating income	$508	$501	$437	$1,925
Reconciliation for non-GAAP measure:
Gain on changes in ownership interests, net	—	—	(28)	—
Adjusted segment operating income(1)	$508	$501	$409	$1,925

4. U.S. dialysis business metrics:
Volume:
Treatments	7,681,462	7,673,191	7,552,412	30,172,699
Number of treatment days	79.4	79.0	79.4	313.0
Average treatments per day	96,744	97,129	95,119	96,398
Per day year over year increase	1.7%	2.7%	3.1%	2.5%
Normalized non-acquired treatment growth year over year	2.1%	2.2%	2.6%
Operating net revenues:
U.S. dialysis services net revenue per treatment	$348.31	$349.41	$347.97	$349.02
Expenses:
Patient care costs per treatment	$237.44	$236.32	$247.81	$239.27
General and administrative expenses per treatment	$27.27	$30.63	$27.86	$28.41
Accounts receivable:
Net receivables	$1,671	$1,719	$1,703
DSO	58	60	60

5. Discontinued operations
Operating results:
Net revenues	$—	$—	$1,231	$2,713
Expenses	2	2	1,282	2,544
Valuation adjustment	—	—	219	—
Goodwill impairment charges	—	—	42	—
(Loss) income from discontinued operations before taxes	(2)	(2)	(313)	169
Loss on sale of discontinued operations, before taxes	—	—	—	(23)
Income tax (benefit) expense	(5)	5	(3)	41
Net income (loss) from discontinued operations, net of tax	$3	$(7)	$(309)	$105

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2019
	December 31, 2019	September 30, 2019	December 31, 2018
6. Cash flow:
Operating cash flow	$681	$641	$389	$2,072
Operating cash flow from continuing operations	$678	$648	$307	$1,973
Operating cash flow from continuing operations, last twelve months	$1,973	$1,602	$1,481
Free cash flow from continuing operations (new definition)(1)	$415	$437	$11	$1,127
Free cash flow from continuing operations, last twelve months (new definition)(1)	$1,127	$722	$480
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$130	$84	$139	$355
Development and relocations	$89	$90	$123	$373
Acquisition expenditures	$24	$11	$65	$99
Proceeds from sale of self-developed properties	$19	$12	$13	$58

7. Debt and capital structure:
Total debt(3)(4)	$8,181	$8,212	$10,154
Net debt, net of cash and cash equivalents(3)(4)	$7,079	$6,959	$9,831
Leverage ratio (see calculation on page 14)	3.08x	3.21x	4.52x
Weighted average effective interest rate:
During the quarter	4.55%	5.09%	5.07%
At end of the quarter	4.46%	4.66%	5.19%
On the senior secured credit facilities at end of the quarter	3.93%	4.30%	5.11%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	44%	44%	48%
Debt with rates capped by cap agreements	87%	86%	82%
Amount spent on share repurchases	$542	$1,748	$—	$2,402
Number of shares repurchased	8,368,506	30,591,750	—	41,020,232
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)	General and administrative expenses includes certain corporate support, long-term incentive compensation and advocacy costs.

(3)
The reported balance sheet amounts at December 31, 2019, September 30, 2019 and December 31, 2018, exclude approximately $72.8, $76.0 and $52.0, respectively, of debt discount associated with the Term Loan B and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time. The reported balance sheet amounts exclude DMG debt which was classified as held for sale liabilities as of December 31, 2018.

(4)	The reported total debt and net debt, net of cash and cash equivalents, excludes DMG cash and debt classified as held for sale assets and liabilities, respectively, as of December 31, 2018.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under our new senior secured credit facilities (the New Credit Agreement) dated August 12, 2019 and our prior senior secured credit facilities (the Prior Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, not to exceed certain limits under the New Credit Agreement, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its new Term Loan A and new revolving line of credit under the New Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratios were calculated using "Consolidated EBITDA" and "Consolidated net debt" as defined in the credit agreement that was in effect at the end of each period. The calculation below is based on the last twelve months of “Consolidated EBITDA”, as of the end of the reported period and pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of "Consolidated EBITDA" is useful to users to enhance their understanding of the Company’s leverage ratio under its credit agreement in effect at that time. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

	Rolling twelve months ended
	December 31, 2019	September 30, 2019	December 31, 2018
Net income(1)	$706,832	$624,922	$159,394
Income taxes	279,628	249,686	358,168
Interest expense	397,934	437,513	451,251
Depreciation and amortization	615,151	611,841	591,035
Impairment charges	124,892	124,892	61,981
Noncontrolling interests and equity investment income, net	223,175	210,641	183,855
Stock-settled stock-based compensation	63,404	56,784	73,081
Debt prepayment, refinancing and redemption charges	33,402	33,402	—
Gain on changes in ownership interest, net	—	(28,152)	(85,699)
Valuation adjustment	—	—	316,840
Other	(12,025)	24,088	41,084
“Consolidated EBITDA”	$2,432,393	$2,345,617	$2,150,990

	December 31, 2019	September 30, 2019	December 31, 2018
Total debt, excluding debt discount and other deferred financing costs(2)	$8,181,074	$8,211,895	$10,190,763
Letters of credit issued	72,759	72,777	36,987
	8,253,833	8,284,672	10,227,750
Less: Cash and cash equivalents including short-term investments(3)	(750,000)	(750,000)	(501,695)
Consolidated net debt	$7,503,833	$7,534,672	$9,726,055
Last twelve months “Consolidated EBITDA”	$2,432,393	$2,345,617	$2,150,990
Leverage ratio	3.08x	3.21x	4.52x
Maximum leverage ratio permitted under New and Prior Credit Agreement	5.00x	5.00x	5.00x

(1)
The reported net income for December 31, 2019 and September 30, 2019 is our reported net income from continuing operations attributable to DaVita Inc. as the New Credit Agreement requires divestitures to be reflected on a proforma basis, as such DMG is excluded from our leverage ratio calculation. The reported net income for December 31, 2018 is our reported net income attributable to DaVita Inc.

(2)
The reported total debt amounts at December 31, 2019, September 30, 2019 and December 31, 2018, exclude $72,840, $75,979 and $52,000, respectively, of debt discount associated with the Term Loan B and other deferred financing costs.

(3)
Excluding DMG’s-physician owned entities' cash for the twelve months ended December 31, 2018 and amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Company's New Credit Agreement limits the amount deducted for cash and cash equivalents to the lesser of all unrestricted cash and cash equivalents of the Company or $750,000.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, debt prepayment charges and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, under our new definition, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and sale leaseback proceeds. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	December 31, 2019		September 30, 2019		December 31, 2018
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$242,242	$1.86	$150,113	$0.99	$160,332	$0.96
Operating charges:
Goodwill impairment charges	—	—	83,855	0.55	—	—
Gain on changes in ownership interests, net	—	—	—	—	(28,152)	(0.17)
Equity investment:
Loss due to business sale in APAC JV	—	—	—	—	8,715	0.05
Loss due to impairments in the APAC JV	—	—	—	—	1,530	0.01
Debt prepayment, refinancing and redemption charges	—	—	21,242	0.14	—	—
Related income tax	—	—	(23,236)	(0.15)	6,719	0.04
Adjusted net income from continuing operations attributable to DaVita Inc.	$242,242	$1.86	$231,974	$1.53	$149,144	$0.90

	Year ended
	December 31, 2019		December 31, 2018
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$706,832	$4.60	$624,321	$3.62
Operating charges:
Goodwill impairment charges	124,892	0.81	3,106	0.02
Impairment of other assets	—	—	17,338	0.10
Gain on changes in ownership interests, net	—	—	(60,603)	(0.35)
Equity investment:
Loss due to business sale in APAC JV	—	—	8,715	0.05
Loss due to impairments in the APAC JV	—	—	7,525	0.04
General and administrative:
Restructuring charges	—	—	11,366	0.07
Debt prepayment, refinancing and redemption charges	33,402	0.22	—	—
Related income tax	(35,231)	(0.23)	4,181	0.02
Adjusted net income from continuing operations attributable to DaVita Inc.	$829,895	$5.40	$615,949	$3.57
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 3:    Adjusted operating income

	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Consolidated:
Operating income	$462,588	$378,336	$387,908	$1,643,317	$1,525,824
Operating charges:
Goodwill impairment charges	—	83,855	—	124,892	3,106
Impairment of other assets	—	—	—	—	17,338
Gain on changes in ownership interests, net	—	—	(28,152)	—	(60,603)
Equity investment:
Loss due to business sale in APAC JV	—	—	8,715	—	8,715
Loss due to impairments in the APAC JV	—	—	1,530	—	7,525
General and administrative:
Restructuring charges	—	—	—	—	11,366
Adjusted operating income	$462,588	$462,191	$370,001	$1,768,209	$1,513,271

	Three months ended			Year ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Consolidated:
U.S. dialysis:
Segment operating income	$508,146	$500,742	$436,893	$1,924,826	$1,709,721
Gain on changes in ownership interests, net	—	—	(28,152)	—	(28,152)
Adjusted U.S. dialysis operating income	$508,146	$500,742	$408,742	$1,924,826	$1,681,570
Other - Ancillary services:
U.S.
Segment operating loss	$(20,878)	$(14,928)	$(18,993)	$(66,377)	$(70,396)
Impairment of other assets	—	—	—	—	17,338
Restructuring charges	—	—	—	—	11,366
Gain on changes in ownership interests	—	—	—	—	(33,699)
Adjusted operating loss	$(20,878)	$(14,928)	$(18,993)	$(66,377)	$(75,390)
International
Segment operating income (loss)	$2,109	$(82,797)	$(10,489)	$(122,797)	$(23,394)
Goodwill impairment charges	—	83,855	—	124,892	3,106
Loss on changes in ownership interests	—	—	—	—	1,248
Equity investment:
Loss due to business sale in the APAC JV	—	—	8,715	—	8,715
Loss due to impairments in the APAC JV	—	—	1,530	—	7,525
Adjusted operating income (loss)	$2,109	$1,058	$(245)	$2,095	$(2,800)
Adjusted Other - Ancillary services operating loss	$(18,770)	$(13,870)	$(19,238)	$(64,282)	$(78,190)
Corporate administrative support expenses	$(26,788)	$(24,681)	$(19,502)	$(92,335)	$(90,108)
Adjusted operating income	$462,588	$462,191	$370,001	$1,768,209	$1,513,271
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Year ended December 31, 2019
	December 31, 2019	September 30, 2019	December 31, 2018
Income from continuing operations before income taxes	$382,023	$273,785	$259,114	$1,195,439
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(58,118)	(58,502)	(47,203)	(209,544)
Income from continuing operations before income taxes attributable to DaVita Inc.	$323,905	$215,283	$211,911	$985,895

Income tax expense for continuing operations	$81,690	$65,254	$51,748	$279,628
Less: Income tax attributable to noncontrolling interests	(27)	(84)	(169)	(565)
Income tax expense from continuing operations attributable to DaVita Inc.	$81,663	$65,170	$51,579	$279,063

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	25.2%	30.3%	24.3%	28.3%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Year ended December 31, 2019
	December 31, 2019	September 30, 2019	December 31, 2018
Income from continuing operations before income taxes	$382,023	$273,785	$259,114	$1,195,439
Operating charges:
Goodwill impairment charges	—	83,855	—	124,892
Gain on changes in ownership interests, net	—	—	(28,152)	—
Equity investment:
Loss due to business sale in APAC JV	—	—	8,715	—
Loss due to impairments in the APAC JV	—	—	1,530	—
Debt prepayment, refinancing and redemption charges	—	21,242	—	33,402
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(58,118)	(58,502)	(47,203)	(209,544)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$323,905	$320,380	$194,004	$1,144,189
Income tax expense	$81,690	$65,254	$51,748	$279,628
Add income tax related to:
Operating charges:
Goodwill impairment charges	—	17,768	—	26,633
Gain on changes in ownership interests, net	—	—	(7,247)	—
Equity investment:
Loss due to business sale in APAC JV	—	—	449	—
Loss due to impairments in the APAC JV	—	—	79	—
Debt prepayment, refinancing and redemption charges	—	5,468	—	8,598
Less income tax related to:
Noncontrolling interests	(27)	(84)	(169)	(565)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$81,663	$88,406	$44,860	$314,294
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	25.2%	27.6%	23.1%	27.5%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow from continuing operations (new definition)

	Three months ended
	December 31, 2019	September 30, 2019	December 31, 2018
Net cash provided by continuing operating activities	$677,901	$647,553	$307,278
Less: Distributions to noncontrolling interests	(75,953)	(61,456)	(56,768)
Plus: Contributions to noncontrolling interests	13,222	12,814	9,132
Cash provided by continuing operating activities attributable to DaVita Inc.	615,170	598,911	259,642
Less: Expenditures for routine maintenance and information technology	(130,243)	(83,513)	(138,745)
Less: Expenditures for development	(89,120)	(89,752)	(122,793)
Plus: Proceeds from sale of self-developed properties	19,365	11,616	12,606
Free cash flow from continuing operations (new definition)	$415,172	$437,262	$10,710

	Rolling twelve months ended
	December 31, 2019	September 30, 2019	December 31, 2018
Net cash provided by continuing operating activities	$1,972,721	$1,602,098	$1,480,956
Less: Distributions to noncontrolling interests	(233,123)	(213,938)	(196,441)
Plus: Contributions to noncontrolling interests	57,317	53,227	52,311
Cash provided by continuing operating activities attributable to DaVita Inc.	1,796,915	1,441,387	1,336,826
Less: Expenditures for routine maintenance and information technology	(355,444)	(363,946)	(415,038)
Less: Expenditures for development	(372,636)	(406,309)	(486,877)
Plus: Proceeds from sale of self-developed properties	57,817	51,058	45,314
Free cash flow from continuing operations (new definition)	$1,126,652	$722,190	$480,225
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.